UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)   May 5, 2005

SEACOR Holdings Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-12289	13-3542736
(Commission File Number)	(IRS Employer Identification No.)

11200 Richmond, Suite 400
Houston, Texas	77082
(Address of Principal Executive Offices)	(Zip Code)

(281) 899-4800

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02                                             Results of Operations and Financial Condition.

On May 5, 2005, SEACOR Holdings issued a press release announcing certain financial and operating results for the three month period ended March 31, 2005:

PRESS RELEASE

SEACOR HOLDINGS ANNOUNCES FIRST QUARTER RESULTS

HOUSTON, TEXAS

May 5, 2005

FOR IMMEDIATE RELEASE — SEACOR Holdings Inc. (NYSE:CKH) announced net earnings for the first quarter ended March 31, 2005 of $18.6 million, or $0.90 per diluted share, on operating revenues of
$165.2 million. For the comparable quarter ended March 31, 2004, net losses were $3.0 million, or $0.16 per diluted share, on operating revenues of $96.0 million.

For the immediately preceding quarter ended December 31, 2004, net earnings were $19.3 million, or
$1.03 per diluted share on operating revenues of $182.0 million.

Financial results for the first quarter ended March 31, 2005 as compared to the immediately preceding quarter ended December 31, 2004 were impacted by a variety of factors highlighted below.

•            Decreased operating revenues.  Operating revenues for the quarter were $165.2 million, a decrease of $16.8 million from the previous quarter. Decreases in operating revenues from the previous quarter were due to a decline in environmental spill response activities and seasonal declines in grain shipments, barge freight rates and poor operating conditions on the inland river system. The decreased revenues experienced by Environmental Services and Inland River Services were partially offset by increased revenue in Helicopter Services due to the acquisition of Era Aviation, Inc. (“Era”) and in Offshore Marines Services from higher rates per day worked.

•            Increased operating income.  Operating income for the quarter was $26.3 million, an increase of $2.9 million from the previous quarter. Increased offshore support vessel sale gains exceeded declines in operating results of Inland River Services, Helicopter Services and Environmental Services.

•            Increased interest expense.  Interest expense for the quarter was $7.6 million, an increase of $1.4 million from the previous quarter. Indebtedness increased in December 2004 with the sale of convertible debentures.

•            Decreased derivative income, net.  Derivative transactions, primarily consisting of foreign currency contracts, resulted in losses of $1.6 million for the quarter as compared to income of $1.8 million in the previous quarter.

•            Decreased foreign currency transaction gains, net.  Foreign currency transaction losses for the quarter were $0.5 million as compared to gains of $1.9 million in the previous quarter. Losses and gains resulted from the effect of currency exchange rate changes with respect to loans between SEACOR and certain of its foreign subsidiaries and other transactions denominated in currencies other than the functional currency of various subsidiaries.

•            Increased marketable securities sale gains, net.  Marketable securities sale transactions resulted in net gains of $6.2 million, an increase of $4.5 million from the previous quarter.

On December 31, 2004, the Company completed its acquisition of Era. Eighty-one helicopters and 16 fixed wing aircraft were acquired in this transaction. The fixed wing business is being actively marketed for sale. Its assets and related liabilities, $23.0 million and $6.5 million respectively, are considered “held for sale” pursuant to accounting standards. The operating results of the fixed wing business are reported as “Discontinued Operations.

On March 16, 2005, the Company announced its signing of a definitive merger agreement with Seabulk International, Inc. The Boards of Directors of both companies have unanimously approved the transaction. The merger is expected to close by the end of the second quarter of 2005, subject to approval by Seabulk’s stockholders of the merger and SEACOR’s stockholders of the issuance of shares of SEACOR common stock in the merger and the satisfaction of customary closing conditions, in accordance with terms of the merger agreement. On April 22, 2005, the Company was granted early termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act. With its fleet of vessels, Seabulk is a leading provider of marine support transportation services, primarily to the energy and chemical industries.

During the quarter, the Company purchased additional dry cargo covered hopper barges, chemical tank barges and an offshore support vessel for aggregate consideration of $17.9 million. At March 31, 2005, capital commitments for offshore support vessels, dry cargo covered hopper barges, chemical tank barges, helicopters and other equipment aggregated $356 million. In addition, the Company placed revocable orders for additional helicopters.

During the quarter, the Company acquired 84,647 shares of its common stock for treasury. At March 31, 2005, $37.7 million of authority remains available for future purchases of the Company’s common stock and its
5-7/8% and 7.2% notes.

At March 31, 2005, the Company’s cash, marketable securities and construction reserve funds totaled $615.2 million, an increase of $119.8 million from the prior quarter. At March 31, 2005, the Company’s long-term debt totaled $582.4 million.

SEACOR and its subsidiaries are engaged in the operation of a diversified fleet of offshore support vessels that service oil and gas exploration and development activities in the U.S. Gulf of Mexico, the North Sea, West Africa, Asia, Latin America and other international regions. Other business activities primarily include Environmental Services, Inland River Services and Helicopter Services.

Additional Information About the Seabulk Transaction

In connection with the proposed merger, SEACOR has filed with the SEC a Registration Statement on Form S-4 that includes a joint proxy statement of SEACOR and Seabulk that also constitutes a prospectus of SEACOR.  SEACOR and Seabulk will mail the joint proxy statement/prospectus to their stockholders.  Investors and security holders are urged to read the join proxy statement/prospectus regarding the proposed merger when it becomes available because it will contain important information.  You may obtain a free copy of the joint statement/prospectus (when available) and other related documents filed by SEACOR and Seabulk with the SEC at the SEC's website at www.sec.gov.  The joint proxy statement/prospectus and the other documents may also be obtained for free by accessing SEACOR's website at www.seacorholdings.com or by accessing Seabulk's website at www.seabulkinternational.com.

This communication shall not constitute an offer to sell or the solicitation of an offer to buy securities, nor there be any sale of securities in any jurisdiction in which such solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

Participants in the Solicitation

SEACOR and Seabulk and their respective directors, executive officers and certain other persons may be deemed to be participants in the solicitation of proxies from their respective stockholders in connection with the proposed transactions. Information regarding such persons and a description of their direct and indirect interests, by security holdings or otherwise are contained in the joint proxy statement/prospectus and other relevant materials filed with the SEC.  You can obtain free copies of these documents from SEACOR and SEABULK using the contact information above.

This release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements concerning management’s expectations, strategic objectives, business prospects, anticipated economic performance and financial condition and other similar matters involve known and unknown risks, uncertainties and other important factors that could cause the actual results, performance or achievements of results to differ materially from any future results, performance or achievements discussed or implied by such forward-looking statements. Such risks, uncertainties and other important factors include, among others: the cyclical nature of the oil and gas industry, the operation of Offshore Marine Services and Helicopter Services in a highly competitive environment, changes in foreign political, military and economic conditions, the dependence of Offshore Marine Services and Helicopter Services on several customers, industry fleet capacity, the ongoing need to replace aging vessels, restrictions imposed by the Shipping Acts and Aviation Acts on the amount of foreign ownership of the Company’s Common Stock, safety record requirements related to Offshore Marine Services and Helicopter Services, changes in foreign and domestic oil and gas exploration and production activity, vessel and helicopter related risks of Offshore Marine Services and Helicopter Services, effects of adverse weather conditions and seasonality of Helicopter Services, dependence of spill response revenue on the number and size of spills and upon continuing government regulation in this area and our ability to comply with such regulation and other governmental regulation, changes in NRC’s OSRO classification, effects of adverse weather and river conditions and seasonality on inland river operations, the level of grain export volume, the effect of fuel prices on barge towing costs, variability in freight rates for inland river barges,  liability in connection with providing spill response services, the effect of international economic and political factors in inland river operations, the intense competition faced by Inland River Services, adequacy of insurance coverage, currency exchange fluctuations, the attraction and retention of qualified personnel by the Company and various other matters, many of which are beyond the Company’s control and other factors. The words “estimate,” “project,” “intend,” “believe,” “plan” and similar expressions are intended to identify forward-looking statements. Forward-looking statements speak only as of the date of the document in which they are made. We disclaim any obligation or undertaking to provide any updates or revisions to any forward-looking statement to reflect any change in our expectations or any change in events, conditions or circumstances on which the forward-looking statement is based. The forward-looking statements in this release should be evaluated together with the many uncertainties that affect our businesses, particularly those mentioned under “Forward-Looking Statements” in Item 7 of our Form 10-K and SEACOR’s periodic reporting on Form 10-Q and Form 8-K (if any), which we incorporate by reference.

For additional information, contact Randall Blank, Executive Vice President and Chief Financial Officer, at (281) 899-4800 or (212) 307-6633 or visit SEACOR’s website at www.seacorholdings.com.

SEACOR Holdings Inc. and Subsidiaries

Consolidated Statements of Operations

(in thousands, except per share data, unaudited)

	Three Months Ended
	March 31,
	2005	2004

Operating Revenues	$165,185	$95,974
Costs and Expenses:
Operating expenses	115,601	75,030
Administrative and general	18,495	15,076
Depreciation and amortization	18,282	13,961
	152,378	104,067
Gains on Asset Sales	13,516	3,638
Operating Income (Loss)	26,323	(4,455)
Other Income (Expense):
Interest income	3,679	1,379
Interest expense	(7,591)	(5,378)
Derivative income (loss), net	(1,590)	79
Foreign currency transaction gains (losses), net	(549)	466
Marketable securities sale gains, net	6,234	2,749
Other, net	200	119
	383	(586)
Income (Loss) Before Income Tax Expense (Benefit), Minority Interest and Equity in Earnings of 50% or Less Owned Companies	26,706	(5,041)
Income Tax Expense (Benefit)	9,740	(1,502)
Income (Loss) Before Minority Interest and Equity in Earnings of 50% or Less Owned Companies	16,966	(3,539)
Minority Interest in Net Loss of Subsidiaries	34	5
Equity in Earnings of 50% or Less Owned Companies	1,617	570
Income (Loss) from Continuing Operations	18,617	(2,964)
Loss from Discontinued Operations, Net of Income Taxes	(26)	—
Net Income (Loss)	$18,591	$(2,964)
Earnings (Loss) Per Common Share:
Basic -
Income (Loss) from Continuing Operations	$1.02	$(0.16)
Loss from Discontinued Operations	—	—
Net Income (Loss)	$1.02	$(0.16)
Diluted(1) -
Income (Loss) from Continuing Operations
Loss from Discontinued Operations	$0.90	$(0.16)
Net Income (Loss)	—	—
	$0.90	$(0.16)
Weighted Average Common Shares Outstanding:
Basic	18,249	18,468
Diluted(1)	21,908	18,468

(1)          Outstanding stock options and restricted stock have been excluded from the computation of diluted loss per common share and diluted weghted average common shares for the three month period ended March 31, 2004 as the effect was anti-dilutive.

SEACOR Holdings Inc. and Subsidiaries

Supplemental Data

(in thousands, except per share data, unaudited)

	Three Months Ended
	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,
	2005	2004	2004	2004	2004
Statements of Operations:
Operating Revenues	$165,185	$181,997	$116,486	$97,403	$95,974
Cost and Expenses:
Operating expenses	115,601	126,240	79,134	73,759	75,030
Administrative and general	18,495	17,592	14,900	13,857	15,076
Depreciation and amortization	18,282	15,365	14,352	14,156	13,961
	152,378	159,197	108,386	101,772	104,067
Gains (Losses) on Asset Sales	13,516	598	(119)	6,117	3,638
Operating Income (Loss)	26,323	23,398	7,981	1,748	(4,455)
Other Income (Expense):
Interest income	3,679	3,200	2,180	1,663	1,379
Interest expense	(7,591)	(6,154)	(5,565)	(5,388)	(5,378)
Derivative income (loss), net	(1,590)	1,787	(140)	(560)	79
Foreign currency transaction gains (losses), net	(549)	1,944	(184)	(689)	466
Marketable securities sale gains (losses), net	6,234	1,689	(756)	2,753	2,749
Other, net	200	108	79	233	119
	383	2,574	(4,386)	(1,988)	(586)
Income (Loss) Before Taxes, Minority Interest and Equity in Earnings of 50% or Less Owned Companies	26,706	25,972	3,595	(240)	(5,041)
Income Tax Expense (Benefit)	9,740	8,395	1,511	169	(1,502)
Income (Loss) Before Minority Interest and Equity in Earnings of 50% or Less Owned Companies	16,966	17,577	2,084	(409)	(3,539)
Minority Interest in Net (Income) Loss of Subsidiaries	34	(289)	(108)	(91)	5
Equity in Earnings of 50% or Less Owned Companies	1,617	2,028	1,388	673	570
Income (Loss) from Continuing Operations	18,617	19,316	3,364	173	(2,964)
Loss from Discontinued Operations, Net of Taxes	(26)	—	—	—	—
Net Income (Loss)	$18,591	$19,316	$3,364	$173	$(2,964)
Earnings (Loss) Per Common Share:
Basic -
Income (Loss) from Continuing Operations	$1.02	$1.06	$0.18	$0.01	$(0.16)
Loss from Discontinued Operations	—	—	—	—	—
Net Income (Loss)	$1.02	$1.06	$0.18	$0.01	$(0.16)
Diluted(1) -
Income (Loss) from Continuing Operations	$0.90	$1.03	$0.18	$0.01	$(0.16)
Loss from Discontinued Operations	—	—	—	—	—
Net Income (Loss)	$0.90	$1.03	$0.18	$0.01	$(0.16)
Weighted Average Common Shares Outstanding:
Basic	18,249	18,203	18,211	18,347	18,468
Diluted(1)	21,908	18,973	18,357	18,476	18,468
Common Shares Outstanding at Period End	18,442	18,307	18,292	18,313	18,533

(1)           Outstanding stock options and restricted stock have been excluded from the computation of diluted loss per common share and diluted weighted average common shares for the three month period ended March 31, 2004 as the effect was anti-dilutive.

SEACOR Holdings Inc. and Subsidiaries

Supplemental Data

(unaudited)

	Three Months Ended
	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,
	2005	2004	2004	2004	2004

Balance Sheet Data, at period end (in thousands):
Cash, Securities and Construction Reserve Funds	$615,153	$495,387	$440,091	$441,805	$441,502
Total Assets	1,778,953	1,766,009	1,456,536	1,394,902	1,401,426
Total Long-term Debt	582,416	582,367	382,319	342,271	332,225
Stockholders’ Equity	811,932	793,757	766,763	757,886	766,529

Operating Revenues by Segment (in thousands):
Offshore Marine Services	$80,350	$80,841	$72,825	$67,039	$66,016
Environmental Services	35,893	62,824	21,144	14,654	16,392
Inland River Services	25,530	31,878	16,076	10,038	8,576
Helicopter Services	21,599	7,188	7,485	6,680	5,827
Intersegment Eliminations and Other	1,813	(734)	(1,044)	(1,008)	(837)
	$165,185	$181,997	$116,486	$97,403	$95,974

Operating Income (Loss) by Segment (in thousands):
Offshore Marine Services	$22,252	$9,870	$6,360	$4,677	$(1,525)
Environmental Services	4,564	7,473	2,742	816	954
Inland River Services	7,664	11,795	3,153	932	1,016
Helicopter Services	(4,395)	(668)	(475)	(1,308)	(1,893)
Corporate Expenses and Other	(3,762)	(5,072)	(3,799)	(3,369)	(3,007)
	$26,323	$23,398	$7,981	$1,748	$(4,455)

Offshore Marine Vessels - Available Days(1):
Anchor Handling Towing Supply -
Domestic	470	276	276	273	304
Foreign	704	736	759	741	724
Supply -
Domestic	548	644	644	731	790
Foreign	620	738	828	910	910
Towing -
Domestic	360	276	275	182	273
Foreign	810	748	736	837	1,026
Crew	6,783	6,446	6,024	5,921	6,188
Mini-supply	2,464	2,576	2,619	2,708	2,730
Other	90	92	50	—	91
Standby Safety	1,890	1,932	1,932	1,911	1,911
	14,739	14,464	14,143	14,214	14,947

(1)      Excludes vessels that are bareboat chartered-out, vessels owned by corporations that participate in pooling arrangements with the Company, minority owned joint venture vessels and managed vessels.

SEACOR Holdings Inc. and Subsidiaries

Supplemental Data

(unaudited)

	Three Months Ended
	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,
	2005	2004	2004	2004	2004

Offshore Marine Vessels - Rates Per Day Worked(1) (2):
Anchor Handling Towing Supply -
Domestic	$20,226	$18,815	$22,009	$19,115	$15,888
Foreign	10,848	9,964	9,534	9,539	8,524
Supply -
Domestic	7,924	7,769	6,720	5,994	6,300
Foreign	13,789	16,124	10,095	9,729	9,067
Towing -
Domestic	9,061	8,209	6,118	6,040	6,055
Foreign	6,959	7,096	6,769	6,775	6,586
Crew	3,996	3,745	3,458	3,314	3,297
Mini-supply	3,111	3,051	2,937	2,932	2,976
Other	17,000	14,000	14,000	—	—
Standby Safety	8,229	8,127	7,839	7,719	7,694

Offshore Marine Vessels - Utilization(2):
Anchor Handling Towing Supply -
Domestic	91.3%	98.0%	85.2%	68.3%	68.2%
Foreign	73.2%	82.3%	90.4%	63.9%	61.5%
Supply -
Domestic	74.5%	73.8%	68.9%	76.1%	71.7%
Foreign	68.8%	75.2%	86.9%	72.8%	73.4%
Towing -
Domestic	83.9%	97.9%	64.3%	91.8%	56.7%
Foreign	90.5%	78.8%	61.7%	61.8%	67.4%
Crew	86.1%	91.6%	93.5%	89.0%	82.8%
Mini-supply	78.0%	88.7%	90.9%	86.7%	81.7%
Other	33.3%	64.9%	50.0%	—	—
Standby Safety	90.2%	91.9%	89.7%	85.9%	87.0%

Overall Utilization	83.5%	88.4%	88.2%	83.2%	78.6%
Utilization Lost to Market Conditions	12.4%	7.5%	7.9%	12.9%	17.1%
Utilization Lost to Operating Conditions	4.1%	4.1%	3.9%	3.9%	4.3%

Helicopter Flight Hours	9,448	6,453	7,431	6,714	5,750

(1)     Revenues for certain vessels, primarily North Sea standby safety, are earned in foreign currencies, principally British Pounds Sterling. These revenues have been converted to U.S. dollars at the weighted average exchange rate for the periods indicated.

(2)     Excludes vessels that are bareboat chartered-out, vessels owned by corporations that participate in pooling arrangements with the Company, minority owned joint venture vessels and managed vessels.

SEACOR Holdings Inc. and Subsidiaries

Supplementary Data

(unaudited)

	March 31, 2005
			Joint	Pooled/		Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,
	Owned	Leased-in	Ventured	Managed	Total	2004	2004	2004	2004
Offshore Marine Fleet Count:
Operated Domestic -
Anchor Handling Towing Supply	2	4	1	—	7	4	4	4	4
Crew	38	19	1	—	58	58	54	49	53
Mini-supply	21	4	—	—	25	26	26	26	27
Other	—	—	—	—	—	—	—	—	—
Supply	3	2	—	1	6	8	8	8	10
Towing	2	2	—	—	4	4	3	2	2
	66	31	2	1	100	100	95	89	96

Operated Foreign -
Anchor Handling Towing Supply	11	1	2	—	14	14	13	14	15
Crew	19	—	4	—	23	24	23	26	33
Mini-supply	3	—	1	—	4	4	4	5	5
Other	1	—	1	—	2	2	2	1	2
Standby Safety	19	—	3	5	27	27	27	27	27
Supply	3	1	4	—	8	12	13	14	15
Towing	9	—	20	—	29	29	30	31	35
	65	2	35	5	107	112	112	118	132

Worldwide Operations -
Anchor Handling Towing Supply	13	5	3	—	21	18	17	18	19
Crew	57	19	5	—	81	82	77	75	86
Mini-supply	24	4	1	—	29	30	30	31	32
Other	1	—	1	—	2	2	2	1	2
Standby Safety	19	—	3	5	27	27	27	27	27
Supply	6	3	4	1	14	20	21	22	25
Towing	11	2	20	—	33	33	33	33	37
	131	33	37	6	207	212	207	207	228

Inland Barges, domestic
Dry Cargo Hopper	699	182	6	210	1,097	1,072	1,029	911	792
Chemical Tank	27	—	—	—	27	20	14	1	—
	726	182	6	210	1,124	1,092	1,043	912	792

Helicopters, domestic	102	17	—	1	120	127	44	43	43

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEACOR Holdings Inc.

By:	/s/ Randall Blank
	Name:	Randall Blank
	Title:	Executive Vice President and Chief Financial Officer

Date:  May 5, 2005